UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):

                                February 1, 2005


                              ORYX TECHNOLOGY CORP.
               (Exact Name of Registrant as Specified in Charter)


           Delaware                      1-12680                22-2115841
 (State or Other Jurisdiction   (Commission File Number)     (I.R.S. Employer
      of Incorporation)                                     Identification No.)


         4340 Almaden Expressway, Suite 220, San Jose, California 95118
                    (Address of Principal Executive Offices)


       Registrant's telephone number, including area code: (408) 979-2955


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Item 8.01         Other Events


         On February 1, 2005, Shocking Technologies, Inc. paid SurgX Corporation, a subsidiary of Oryx Technology Corp, an initial license fee of $50,000 under a Patent and Technology License Agreement dated as of May 5, 2004 by and between Oryx Technology Corp, SurgX Corporation and Shocking Technologies, Inc., as amended by Amendment No. 1 to Patent and Technology License Agreement, both attached hereto as exhibits.

         The Patent and Technology License Agreement provides that, upon payment of the initial license fee, Shocking Technologies will have an exclusive, worldwide two-year license to specified SurgX patents and technologies for use in connection with semiconductor packaging materials and a non-exclusive, worldwide license for other uses, subject to SurgX's existing license agreements with IRISO Electronics Company, Ltd. and Cooper Electronics Technologies, Inc. Shocking Technologies, in its sole discretion, may extend the term of the Patent and Technology License Agreement by payment of an additional license fee and royalties, as set forth in such agreement.

Item 9.01         Financial Statements and Exhibits

         (c)      Exhibits

               10.80 Patent and Technology Licensing Agreement dated as of May 5, 2004 by and between Oryx Technology Corp., SurgX Corporation and Shocking Technologies, Inc. (1)

               10.81 Amendment No. 1 to Patent and Technology License Agreement dated as of May 5, 2004 by and between Oryx Technology Corp., SurgX Corporation and Shocking Technologies, Inc.

               (1) Confidential treatment has been requested with respect to certain portions of this Exhibit. Such portions have been omitted from this filing and have been filed separately with the Securities and Exchange Commission.




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                                   SIGNATURES


         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date:  February 7, 2005                 ORYX TECHNOLOGY CORP.
                                        (Registrant)


                                        By:  /s/ Philip J. Micciche
                                        Philip J. Micciche
                                        Chief Executive Officer



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